UNITED STATES
Securities and Exchange Commission

Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Valkyrie ETF Trust II
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

320 Seven Springs Way, Suite 250 Nashville, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest of CoinShares Bitcoin Mining ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-258722:

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of the CoinShares Bitcoin Mining ETF (the “Fund”), a series of the Valkyrie ETF Trust II (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Fund’s preliminary prospectus, which is a part of Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A (Registration Nos. 333-258722 and 811-23725), filed with the Securities and Exchange Commission on or about January 28, 2025. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Valkyrie ETF Trust II

	By:	/s/ Nick Bonos
Nick Bonos
President

July 14, 2025

Exhibit 1

Fund	I.R.S. Employer Identification No.
CoinShares Mining ETF	87-3099264